UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 8, 2013
Date of Report (Date of earliest event reported)

Homie Recipes, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-183310	45-5589664
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

112 North Curry Street
Carson City, Nevada 89703
(Address of Principal Executive Offices)

(775) 321-8225
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors and Officers

Effective April 8, 2013, Homie Recipes, Inc. (the “Company”), received the resignation of Jacyara de Jesus Marques as the Company’s President, Secretary/Treasurer, Chief Financial Officer, and as a member of the Company’s Board of Directors.  Also, effective April 8, 2013, the Company received the resignation of Ana Efigenia de Jesus Marques as the Company’s Secretary and as a member of the Company’s Board of Directors.

Appointment of Director and Officer

Effective April 8, 2013, the Company’s Board of Directors appointed Jose Mari C. Chin as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and as the sole member of the Company’s Board of Directors, to fill the vacancies resulting from the resignations of Jacyara de Jesus Marques and Ana Efigenia de Jesus Marques.  There is no arrangement or understanding pursuant to which Mr. Chin was appointed as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and as a member of the Company’s Board of Directors.  Mr. Chin has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Chin is the Company’s sole officer and director.

Professional History of Mr. Jose Mari C. Chin

From May 2007 to the present, Mr. Chin has operated Chin Trading in the Philippines.  Prior to forming Chin Trading, Mr. Chin was a Business Officer with Allam Inc. from May 1999 to October 2007. He previously was an Executive Administrator with Mayapag Corp. from January 1994 to April 1998.  Mr. Chin received a Bachelor’s Degree in Commerce from the University of the Zamboanga of the Philippines in 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMIE RECIPES, INC. a Nevada corporation

Dated: April 8, 2013	By:	/s/ Jose Mari C. Chin
Jose Mari C. Chin Chief Executive Officer